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                                                                     Exhibit 3.3

                            MEMORANDUM OF ASSOCIATION
                                       OF
                    STONE CONTAINER FINANCE COMPANY OF CANADA II

1.    The name of the Company is STONE CONTAINER FINANCE COMPANY OF CANADA II.

2. There are no restrictions on the objects and powers of the Company and the Company shall expressly have the following powers:

      (1) to sell or dispose of its undertaking, or a substantial part thereof;

      (2)    to distribute any of its property IN SPECIE among its members; and

      (3)    to amalgamate with any company or other body of persons.

3.    The liability of the members is unlimited.

      I, the undersigned, whose name, address and occupation are subscribed, am desirous of being formed into a company in pursuance of this Memorandum of Association, and I agree to take the number and kind of shares in the capital stock of the Company written below my name.


                         /s/ Charles S. Reagh
                      -------------------------------------------------
                      Name of Subscriber: CHARLES S. REAGH
                      800-1959 UPPER WATER STREET, HALIFAX, NS B3J 2X2
                      Occupation: SOLICITOR
                      Number of shares subscribed: ONE COMMON SHARE

TOTAL SHARES TAKEN: one common share
Dated this 7th day of July, 2004.


Witness to above signature:  /s/ Lisa McLellan
                             -------------------------------------
                             Name of Witness: LISA McLELLAN
                             800-1959 UPPER WATER STREET, HALIFAX, NS B3J2X2
                             Occupation: LEGAL ASSISTANT


                                              FILED ELECTRONICALLY
                                      in the computer records maintained by the
                                          Registry of Joint Stock Companies

                                                    JUL 07 2004

                                      per: /s/ Stewart McKelvey
                                           -----------------------------------
                                           STEWART MCKELVEY [ILLEGIBLE] SCALES